UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2026
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (385) 331-4164
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2026, Weave Communications, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Engine Capital L.P. and certain of its affiliates (collectively, “Engine Capital”), and 2717 Partners LP and certain of its affiliates (collectively, “2717 Partners”).

Pursuant to the Cooperation Agreement, effective March 28, 2026, the Company agreed to (i) increase the size of the Board by two directorships to consist of a total of ten directors, (ii) appoint H. Edward Robson II (“Mr. Robson”) and Ryan Dubin (“Mr. Dubin”) to the Board of Directors of the Company (the “Board”), effective immediately, each as a Class III director, with an initial term expiring at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”), and (iii) as promptly as practicable, commence a search for an independent director and use its reasonable best efforts to appoint at least one suitable candidate within six (6) months following the date of the Cooperation Agreement (the “Additional Independent Director”), and appoint the Additional Independent Director to the Board as a Class II director, with an initial term expiring at the Company's 2029 annual meeting of stockholders, promptly following identification of the Additional Independent Director.

The Cooperation Agreement provides for customary director replacement procedures in the event that Mr. Robson or Mr. Dubin cease to serve as directors under certain circumstances specified in the Cooperation Agreement. The Company further agreed that it would not nominate one of the current Class II directors for re-election at the Company's 2026 annual meeting of stockholders (the “2026 Annual Meeting") and two of the current Class I directors for re-election at the Company's 2028 annual meeting of stockholders.

Pursuant to the Cooperation Agreement, the Company also agreed to form an advisory committee of the Board to assist the Board in driving long-term shareholder value (the “Finance Committee”), and to appoint Mr. Robson, Mr. Dubin, David Silverman and Tyler Newton as members of the Finance Committee, with Mr. Silverman serving as Chair.

The Cooperation Agreement contains certain customary standstill restrictions, voting commitments, expense reimbursement and other provisions, such as a mutual non-disparagement provision, which will remain in effect until the date that is the earlier of (i) 30 days prior to the deadline for the submission of shareholder director nominations for the 2027 Annual Meeting and (ii) 120 days prior to the first anniversary of the 2026 Annual Meeting , subject to extension in the event that, subject to certain exceptions, the Company irrevocably offers to re-nominate Mr. Robson or Mr. Dubin for re-election at the 2027 Annual Meeting and Engine Capital or 2717 Partners accepts such offer (the “Termination Date”). The Company agreed that the Board’s size will be no greater than ten members without the written consent of Engine Capital and 2717 Partners (which cannot be unreasonably withheld, conditioned or delayed) from the conclusion of the 2026 Annual Meeting until the Termination Date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Cooperation Agreement, in connection with Mr. Robson’s appointment to the Board, he was appointed to serve on the Board’s Nominating and Governance Committee, and the newly formed Finance Committee. In connection with Mr. Dubin’s appointment to the Board, he was appointed to serve on the Board’s Audit Committee, and the newly formed Finance Committee.

In connection with their service as directors, Messrs. Robson and Dubin will receive the Company's standard non-employee director cash and equity compensation. Messrs. Robson and Dubin will each receive a pro rata portion of the annual board and applicable committee membership retainers for his service. They are each also entitled to a grant of restricted stock units under the Company's 2021 Equity Incentive Plan with a grant date value equal to $350,000 on the date of his appointment, and is eligible to receive future annual grants of restricted stock units under such plan. Messrs. Robson and Dubin will also enter into the Company's standard form of indemnification agreement.

Other than the Cooperation Agreement, there are no arrangements or understandings between Mr. Robson or Mr. Dubin and any other persons pursuant to which Mr. Robson or Mr. Dubin, respectively, was appointed as a member of the Board and neither Mr. Robson nor Mr. Dubin has any transactions reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 30, 2026, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated March 28, 2026, among the registrant and the other parties thereto
99.1	Press Release, dated March 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	March 30, 2026

By:	/s/ Brett White

Name:	Brett White
Title:	Chief Executive Officer